UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2014

EXP REALTY INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number: 333-168025

Delaware	98-0681092
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

1325 Lincoln Street, Suite 1
Bellingham, WA 98229
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (360) 685-4206

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective as of May 22, 2014, Darren Jacklin was appointed to the Board of Directors of eXp Realty International Corporation (the “Company”). The Board of Directors (“Board”) has determined that Darren Jacklin is “independent,” as the term is used in Item 407(a)(1) of Regulation S-K under the Securities Exchange Act of 1934, as amended, and as defined by NASDAQ Listing Rule 5605(a)(2).

The Board does not currently have a nominating, compensation, or audit committee. If at some time in the future the Board expands and forms such committees it is anticipated that the new director will be asked to serve on said committees of the Board as an independent director.

Mr. Jacklin does not have any current or prior relationship with the Company that would require disclosure under Item 404(A) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 29, 2014

EXP REALTY INTERNATIONAL CORPORATION

By:	/s/ Glenn Sanford
Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, Chairman of the Board and Director